UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015

QUEST SOLUTION, INC.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 Conger Street, Eugene, OR 97402

(Address of Principal Executive Offices)

(541) 284-1476

(Registrant’s Telephone Number, Including Area Code)

2580 Anthem Village Dr., Henderson, NV 89052

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Sale of Accounts and Security Agreement

On October 9, 2015, two wholly-owned subsidiaries, Quest Marketing, Inc., an Oregon corporation, and Bar Code Specialties, Inc., a California corporation (collectively, the “Sellers”) of Quest Solution, Inc., a Delaware corporation (the “Company”), entered into that certain Sale of Accounts and Security Agreement (the “SAS Agreement”) with Faunus Group International, Inc., a Delaware corporation (“FGI”), to establish a sale of accounts facility (the “FGI Facility”), whereby Sellers may offer to sell their accounts receivable to FGI each month during the term of the SAS Agreement, up to a maximum amount outstanding at any time of Fifteen Million Dollars ($15,000,000). Performance of Sellers’ obligations under the SAS Agreement is secured by a security interest in all of Sellers’ assets. FGI funded the FGI Facility and closed the transaction contemplated under the SAS Agreement on November 6, 2015.

The SAS Agreement has an initial term of thirty-six (36) months (the “Original Term”) and shall be extended automatically for an additional one (1) year for each succeeding term unless written notice of the termination is given by either party at least forty-five (45) days, but not more than ninety (90) days, prior to the end of the Original Term or any extension thereof. In the event Sellers terminate the SAS Agreement within eighteen (18) months following the commencement of the SAS Agreement, Sellers will be required to pay FGI an early termination fee in the amount of four hundred fifty thousand dollars ($450,000). In the event that Sellers terminate the SAS Agreement after the first eighteen (18) months, but prior to the end of the Original Term or any extension thereof, Sellers shall pay to FGI an early termination fee in the amount of two hundred twenty-five thousand dollars ($225,000). FGI may terminate the Agreement at any time by giving not less than sixty (60) days’ notice in which event, Sellers will not be required to pay any termination fee.

Pursuant to the FGI Facility, FGI can elect to purchase all of Seller’s right, title and interest in and to certain eligible accounts (“Purchased Accounts”). The interest rate on advances or borrowings under the FGI Facility will be the greater of (i) 5.50% per annum and (ii) 2.25% per annum above the prime rate, which shall be an annual rate, for any day, equal to (x) the prime rate for U.S. banks as published in The Wall Street Journal, or (y) if The Wall Street Journal, ceases to publish a prime rate, the average of the prime rates announced by the three largest U.S. money center commercial banks as determined by FGI.

Sellers also agreed to pay to FGI monthly collateral management fees of 0.37% per month of the original face amount of each Purchased Account for the period commencing upon the invoice date with respect to such Purchased Account while such Purchased Account is open on FGI’s books. Additionally, Sellers paid FGI a one-time facility fee in an amount equal to 1.0% of the FGI Facility upon entry into the SAS Agreement.

The SAS Agreement includes customary representations and warranties and default provisions for transactions of this type, and is subject to customary closing conditions.

The foregoing description of the material terms of the SAS Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.

Pursuant to the terms of the SAS Agreement, each of the Company, Viascan Group Inc., a Canadian corporation, Quest Exchange Ltd., a Canadian corporation, and certain Affiliates (as that term is defined in the SAS Agreement) of each party entered into Guaranty Agreements (the “Guaranty Agreements”) to guaranty the Sellers’ performance of the obligations under the SAS Agreement. Additionally, in connection with Sellers’ entry into the SAS Agreement, and to induce FGI to establish the FGI Facility, FGI and certain of the Company’s debt holders entered into Subordination Agreements (the “Subordination Agreements”), which provide that the payment of any and all Subordinated Debt (as defined in the Subordination Agreements) is subordinated to Sellers’ obligations under the FGI Facility. Finally, certain officers and Affiliates of the Company entered into certain Guaranty of Validity; Covenant Against Direct Collection; Subordination and Security Agreements with FGI in order to, in part, guarantee the representations, warranties and covenants made by the Sellers under the SAS Agreement.

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Viascan Group Acquisition Agreement

The Company entered into an Acquisition Agreement (the “Acquisition Agreement”), effective as of October 1, 2015 but which closed on November 6, 2015, simultaneous with the closing of the SAS Agreement with FGI, among the Company, Quest Exchange, Ltd., a Canadian corporation and a wholly-owned subsidiary of the Company (“Quest Exchange”), Viascan Group, Inc., a Canadian corporation (“Viascan Group”), and ViascanQData, Inc. a Canadian corporation (“ViascanQData”). Pursuant to the terms of the Acquisition Agreement, the Company acquired all of the issued and outstanding common shares of ViascanQData from Viascan Group, the sole shareholder of ViascanQData, in exchange for the issuance of 5,200,000 exchangeable shares of Quest Exchange, and two (2) subordinated promissory notes in the principal amounts of $1,000,000.00 and $500,000.00, respectively (as described in more detail herein). Each exchangeable share of Quest Exchange is exchangeable into one (1) share of the Company’s common stock at the election of Viascan Group or, in certain circumstances, of the Company.

The Acquisition Agreement includes customary representations and warranties and default provisions for transactions of this type, and is subject to customary closing conditions. The closing of the transactions contemplated by the Acquisition Agreement and the acquisition of all of the issued and outstanding shares of ViascanQData occurred on November 6, 2015.

In connection with the closing of the Acquisition Agreement, the Company also entered into the following agreements, each of which are effective as of October 1, 2015:

Exchangeable Share Support Agreement

The Company entered into an Exchangeable Share Support Agreement with Quest Exchange (the “Exchangeable Share Support Agreement”), whereby the Company agreed, among other things:

(a)	not to declare or pay dividends on shares of the Company’s common stock without simultaneously declaring or paying an equivalent dividend on the exchangeable shares of Quest Exchange;

(b)	to take all actions as are reasonably necessary to permit Quest Exchange to pay and otherwise perform its obligations under the Exchangeable Share Support Agreement;

(c)	to reserve such number of shares of the Company’s common stock as is equal to the number of exchangeable shares of Quest Exchange issued and outstanding from time to time; and

(d)	to issue and deliver to Quest Exchange the requisite number of shares of the Company’s common stock upon the retraction or redemption of the exchangeable shares of Quest Exchange, as the case may be, in accordance with their terms.

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Voting and Exchange Agreement

The Company entered into a Voting and Exchange Agreement among the Company, Quest Exchange and Viascan Group (the “Voting and Exchange Agreement”), whereby the Company agreed to, among other things, issue to Viascan Group a special voting share of the Company in order to enable Viascan Group to execute certain voting and exchange rights from time to time of the exchangeable shares of Quest Exchange.

Employment Agreements

Concurrent with the closing of the Acquisition Agreement, and effective as of October 1, 2015, the Company entered into Employment Agreements with the following former employees (the “Employees”) of Viascan Group (the “Employment Agreements”):

●	Gilles Gaudreault;

●	Jean-Paul Chartier;

●	Denis Kurdi; and

●	Bertrand Martelle.

The Employment Agreements provide for a base salary for each of the Employees, in addition to one-time sign-on or performance bonuses, as well as customary confidentiality, non-solicitation, non-disparagement and cooperation provisions.

The foregoing description of the material terms of each of the Acquisition Agreement, the Exchangeable Share Support Agreement, the Voting and Exchange Agreement and the Employment Agreements are not complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, to this current report on Form 8-K and are incorporated by reference herein.

Amendment to Settlement Agreement

On August 27, 2015, the Company entered into an Omnibus Settlement Agreement (the “Settlement Agreement”) with its former President, Kurt Thomet (“Thomet”). Under the terms of the Settlement Agreement, the Company was required to pay Thomet $7,036,000.00 as full satisfaction for two (2) promissory notes held by Thomet by September 30, 2015. Related to the Company’s entry into the FGI Facility and acquisition of ViascanQData, which occurred after September 30, 2015, the Company was unable to make such payments to Thomet and was required to amend the terms of the Settlement Agreement. The Settlement Agreement was previously filed with the Securities and Exchange Commission on September 3, 2015 as Exhibit 10.1 to the Company’s Current Report on Form 8-K.

On October 19, 2015, the Company and Thomet entered into that certain First Amendment to the Omnibus Settlement Agreement (the “Settlement Agreement Amendment”), which modified the payment schedule under the Settlement Agreement. The foregoing description of the material terms of the Settlement Agreement Amendment is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.9 to this current report on Form 8-K and are incorporated by reference herein. Due to a delay in the funding of the FGI Facility, Thomet and the Company agreed to postpone payments due under the Settlement Agreement Amendment. The Company made certain of its required payments to Thomet on November 5, 2015.

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Concurrent with Settlement Agreement Amendment, Thomet also executed a Subordination Agreement with FGI, which provided that the payment of any and all Subordinated Debt (as defined in the Settlement Agreement) is subordinated to the obligations of the Company to FGI in connection with the FGI Facility and the SAS Agreement.

Wells Fargo Pay-Out

On November 5, 2015, Wells Fargo Bank, National Association (“Wells Fargo”) accepted full payment of all obligations of the Company and Sellers (together the “Borrowers”) under that certain Credit Agreement, dated December 31, 2014, as amended from time to time (the “Existing Credit Agreement”), terminated the Existing Credit Agreement and released Wells Fargo’s security interests in Sellers’ collateral. The Borrowers paid to Wells Fargo $746,930.34 representing payment for all unpaid principal, interest, fees, costs and expenses under the Existing Credit Agreement, as well as funds for additional reserves (the “Pay-Out Amount”).

Notwithstanding the pay-out of Wells Fargo with respect to the amounts owed under the Existing Credit Agreement, Wells Fargo will continue to offer Borrowers, on an interim basis, depository account services and treasury management products. Further, Borrowers will continue to maintain in effect a letter of credit number with Wells Fargo, issued by Wells Fargo in favor of Barrington Bank & Trust Company, pursuant to the terms of the Existing Credit Agreement and any letter of credit agreement entered into between Wells Fargo and Borrowers.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the Acquisition Agreement, the Company acquired all of the issued and outstanding common shares of ViascanQData from Viascan Group in exchange for the issuance of 5,200,000 exchangeable shares of Quest Exchange. Each exchangeable share of Quest Exchange is exchangeable into one (1) share of the Company’s common stock at the election of Viascan Group or, in certain circumstances, of the Company.

The closing of the transactions contemplated by the Acquisition Agreement and the acquisition of all of the issued and outstanding shares of ViascanQData occurred on November 6, 2015 and was effective as of October 1, 2015. In accordance with the closing of the Acquisition Agreement, the Company, among other things, issued an aggregate of:

(a)	5,200,000 exchangeable shares of Quest Exchange;

(b)	Subordinated Promissory Note in the original principal amount of $1,000,000.00 (“Viascan Promissory Note 1”); and

(c)	Subordinated Promissory Note in the original principal amount of $500,000.00 (“Viascan Promissory Note 2,” and together with Viascan Promissory Note 1, the “Viascan Promissory Notes”),

to Viascan Group in exchange for all of the issued and outstanding shares of ViascanQData, on the basis of one (1) exchangeable share of Quest Exchange for every one (1) share of ViascanQData.

As of November 6, 2015, the Company had approximately 43,000,000 shares of its common stock issued and outstanding, including those shares of its common stock issuable, upon exchange of the 5,200,000 exchangeable shares of Quest Exchange. As of November 6, 2015, the Viascan Group held approximately 12.0% of the Company’s issued and outstanding common stock, including those shares of the Company’s common stock issuable to Viascan Group upon exchange of the 5,200,000 exchangeable shares of Quest Exchange.

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Viascan Promissory Note 1 bears interest at a rate of 6.0% annually and is due and payable on or prior to January 31, 2016. Sums due under Viascan Promissory Note 1 may be reduced or offset by any amount Viascan Group owes to the Company under the terms of the Acquisition Agreement related to any representations, warranties, covenants or indemnification, or any other amount owed to the Company by Viascan Group. Viascan Promissory Note 1 is expressly subordinated in right of payment to the prior payment in full of all of the Company’s Senior Indebtedness (as that term is defined in Viascan Promissory Note 1).

Viascan Promissory Note 2 bears interest at a rate of 6.0% annually and is due and payable in forty-eight (48) consecutive monthly installments of $11,742.51. Sums due under Viascan Promissory Note 2 may be reduced or offset by any amount Viascan Group owes to the Company under the terms of the Acquisition Agreement related to any representations, warranties, covenants or indemnification, or any other amount owed to the Company by Viascan Group. Viascan Promissory Note 2 is expressly subordinated in right of payment to the prior payment in full of all of the Company’s Senior Indebtedness (as that term is defined in Viascan Promissory Note 2).

The Viascan Promissory Notes are debt obligations arising other than in the ordinary course of business, which constitute direct financial obligations of the Company.

ViascanQData was incorporated under the Canada Business Corporations Act. ViascanQData is in the business of supplying labels and ribbons for data collection products, and develops and provides data collection products and services in Canada. Effective October 1, 2015, the Company will operate ViascanQData as a wholly-owned subsidiary of the Company.

The foregoing description of the material terms of Viascan Promissory Notes are not complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 4.1 and 4.2, respectively, to this current report on Form 8-K and are incorporated by reference herein.

To the extent required by Items 1.01, 2.03 and 3.02 of Form 8-K, the information contained in this Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 28, 2015, the Company entered into that certain Notice and Offer of Settlement under an Amended and Restated Secured Subordinated Convertible Promissory Note (the “Zicman Settlement Agreement”) with George Zicman, an investor and employee of the Company (“Zicman”), pursuant to which Zicman agreed to settle debt obligations with the Company of approximately $1,617,000 in exchange for (i) 1,000,000 shares of restricted common stock at $0.357 per share, (ii) a fixed payment of $50,000 per month, beginning January 15, 2016, with a balloon payment due April 15, 2017, at 1.89%, expected to be approximately $426,500, and (iii) within thirty (30) days of the Zicman Settlement Agreement, a payment of Eighty-Four Thousand Dollars ($84,000).

The foregoing description of the material terms of the Zicman Settlement Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.10 to this current report on Form 8-K and is incorporated into this Item 2.03 by reference.

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On October 1, 2015, the Company and Jason Griffith (“Griffith”) entered into that certain Stock Redemption Agreement (the “Stock Redemption Agreement”), pursuant to which the Company redeemed from Griffith (i) 500,000 shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred”), and (ii) certain stock options to purchase up to 3,400,000 shares of the Company’s common stock at $0.50 per share (the “Griffith Stock Options”), in exchange for a promissory note in the principal amount of $3,120,000.00, (x) $1,500,000.00 of which shall be paid at the earlier closing of the FGI Facility or December 15, 2015, and (y) the remaining $1,620,000.00 to be paid monthly beginning February 1, 2016 and due February 1, 2020 (the “Griffith Promissory Note”).

The Griffith Promissory Note bears interest at a rate of 6.0% annually, and upon an Event of Default (as defined in the Griffith Promissory Note), would be convertible into shares of fully paid and nonassessable common stock of the Company. The indebtedness evidenced by the Griffith Promissory Note is subordinated, to the extent and in the manner set forth in the Griffith Promissory Note, in right of payment to the prior payment in full of all of Company’s Senior Indebtedness (as defined in the Griffith Promissory Note).

In connection with the Stock Redemption Agreement and Griffith Promissory Note, the Company and Griffith entered into that certain Security Agreement (the “Security Agreement”), pursuant to which the Company granted in favor of Griffith a security interest in the Collateral (as defined in the Security Agreement). Pursuant to the terms of the Security Agreement, Griffith granted to the Collateral Agent (as defined in the Security Agreement), a continuing lien and security interest in and to all of Griffith’s right, title and interest in the Griffith Stock Options.

The foregoing descriptions of the material terms of each of the Stock Redemption Agreement, Griffith Promissory Note and the Security Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.11, 4.3 and 10.12, respectively, to this current report on Form 8-K and are incorporated into this Item 2.03 by reference.

On October 8, 2015, the Company entered into that certain Second Amendment to Secured Subordinated Convertible Promissory Note (the “Second Amendment”) with David Marin, an investor and employee of the Company (“Marin”), pursuant to which the Company and Marin agreed to modify the payment schedule of Marin’s secured subordinated convertible promissory note, dated November 21, 2014, in the original principal amount of $11,000,000.00 (the “Marin Note”). Under the terms of the Second Amendment, the Company agreed to pay to Marin $100,000 within five (5) business days’ of the signing of the Second Amendment and, upon the closing of one or more financings by the Company that raise in the aggregate $10,000,000.00 (not including the FGI Facility), a $1,000,000.00 payment toward the Marin Note. The Second Amendment further modified the payment schedule of the Marin Note, providing for Maximum Payments and True-Up Payments (as those terms are defined in the Second Amendment) to Marin, contingent upon the occurrence of the Company’s regular monthly payments. Due to a delay in the funding of the FGI Facility, Marin and the Company agreed to postpone payments due under the Second Amendment, which were made by the Company to Marin on November 9, 2015.

The foregoing description of the material terms of the Second Amendment is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 4.4 to this current report on Form 8-K and is incorporated into this Item 2.03 by reference.

To the extent required by Items 1.01 and 3.02 of Form 8-K, the information contained in this Item 2.03 of this Current Report on Form 8-K is incorporated by reference herein.

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Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Items 1.01 and 2.03 of this Current Report on Form 8-K are incorporated by reference to this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Acquisition Agreement, Thomas O. Miller, the Company’s current Chief Executive Officer, President and Chairman of the Board of Directors (the “Board”), resigned from his position as Chief Executive Officer, effective October 1, 2015. Mr. Miller will remain as the Company’s President and Chairman of the Board.

The Company and Mr. Miller previously entered into that certain Employment Agreement, dated May 1, 2015, as amended by that certain First Amendment to Employment Agreement, dated September 3, 2015 (together, the “Miller Employment Agreement”), which set forth the terms and conditions of Mr. Miller’s employment, including, among other things, Mr. Miller’s title, salary, bonuses and termination and severance provisions. Effective October 1, 2015, the Miller Employment Agreement was further amended to delete Mr. Miller’s existing title as Chief Executive Officer (the “Miller Employment Agreement Amendment”). The above description of the Miller Employment Agreement Amendment is not complete and is qualified by reference to the complete document. A copy of the Employment Agreement Amendment is filed as Exhibit 10.13 to this report and is incorporated into this Item 5.02 by reference.

Simultaneous with the resignation of Mr. Miller as Chief Executive Officer and pursuant to the terms of the Acquisition Agreement, Gilles Gaudreault, was appointed as the Company’s Chief Executive Officer, effective October 1, 2015. Mr. Gaudreault, age 58, has significant experience as a senior manager, member of executive committees and as an owner of various corporations involved in industrial and high technology sectors, and has extensive knowledge of strategic planning, logistics, finance, IPOs and other specialized financings. Since 2007, Mr. Gaudreault has acted as the President and Chief Executive Officer of L2g Advisory Services, Inc., a company involved in upper management coaching for mid-size corporations. Since 2013, Mr. Gaudreault has acted as the Chief Executive Officer of the Shareholder, which specializes in data collection and management, including software design, hardware resales and manufacturing of labels and ribbons for various applications. Mr. Gaudreault attended Collège Bois-de-Boulogne from 1977-1980, receiving a degree in administration, the Université du Québec à Montréal from 1982-194, receiving a degree in finance, and has received other professional certificates from Dawson College and McGill College.

As described above in Item 1.01 of this Current Report on Form 8-K, simultaneous with Mr. Gaudreault’s appointment as Chief Executive Officer of the Company, the Company and Mr. Gaudreault entered into an Employment Agreement, effective as of October 1, 2015 (the “Gaudreault Employment Agreement”). The Gaudreault Employment Agreement has an initial term of two (2) years (the “Gaudreault Term”), which Gaudreault Term shall automatically renew for one (1) year periods. Mr. Gaudreault’s employment with the Company shall continue until the earlier of (i) the end of the Gaudreault Term, or (ii) until Mr. Gaudreault’s cessation of employment with the Company for any reason or without reason (the “Gaudreault Employment Period”). Mr. Gaudreault’s initial base salary shall be $200,000.00 per year. Mr. Gaudreault shall receive (i) a one-time sign-on bonus of 100,000 shares of restricted common stock and (ii) a performance bonus based on the Company’s operational and financial performance.

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During the Gaudreault Employment Period, Mr. Gaudreault’s employment with the Company shall be at-will and may be terminated by either the Company or Gaudreault at any time, and for any reason. In the event the Company terminates Mr. Gaudreault’s employment with the Company prior to the expiration of the Gaudreault Employment Period for any reason or in the event Mr. Gaudreault resigns from the Company voluntarily, then the Company shall pay to Mr. Gaudreault the Separation Benefits (as that term is defined in the Gaudreault Employment Agreement). In the event Mr. Gaudreault voluntarily resigns for Good Reason (as defined in the Gaudreault Employment Agreement) or the Company terminates Mr. Gaudreault’s employment for any reason other than for Cause (as defined in the Gaudreault Employment Agreement), then the Company shall pay to Mr. Gaudreault the Termination Benefits (as defined in the Gaudreault Employment Agreement).

The Gaudreault Employment Agreement also contains customary confidentiality and nondisparagement provisions.

The above description of the Gaudreault Employment Agreement is not complete and is qualified by reference to the complete document. A copy of the Gaudreault Employment Agreement is filed as Exhibit 10.5 to this report and is incorporated into this Item 5.02 by reference.

In addition to Mr. Gaudreault’s appointment as Chief Executive Officer of the Company, he was also appointed as a member of the Board, effective October 1, 2015. The Board previously increased its size from three (3) to five (5) members and is appointing Mr. Gaudreault to fill the remaining vacancy.

Other than the Gaudreault Employment Agreement, there are no arrangements or understandings between Mr. Gaudreault and any other person pursuant to which Mr. Gaudreault was appointed to serve as the Chief Executive Officer or member of the Board. Other than the Gaudreault Employment Agreement, there are no transactions in which Mr. Gaudreault had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

To the extent required by Item 1.01 of Form 8-K, the information contained in Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

The Company filed a Certificate of Designation of Series B Preferred Stock with the Delaware Secretary of State on October 10, 2015, pursuant to the Board’s unanimous approval, at a meeting held on October 1, 2015, to create a series of convertible preferred stock designated as Series B Preferred Stock (the “Series B Preferred Stock”). The shares of Series B Preferred Stock shall have a par value of $0.001 per share and each shall constitute one (1) share. The following description of the Certificate of Designation of Series B Preferred Stock is not complete and is qualified by reference to the complete document. A copy of the Certificate of Designation of Series B Preferred Stock is filed as Exhibit 3.1 to this report and is incorporated into this Item 5.03 by reference.

Dividend and Distribution Rights

Except as required by applicable law or as authorized by the provisions of the Voting and Exchange Agreement, neither holder nor the owner, if different, of the Series B Preferred Stock is entitled to receive any dividends or distributions of the Company, whether payable in cash, property or in share of capital stock.

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Voting, Conversion and Other Rights

The holder of Series B Preferred Stock is entitled to a number of shares equal to the number of exchangeable shares of stock in Quest Exchange held by Viascan Group. The exchange rights and automatic exchange provisions applicable to the Series B Preferred Stock are set forth in Article 4 of the Voting and Exchange Agreement. The remaining powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of the Series B Preferred Stock are set forth in the Voting and Exchange Agreement and shall terminate in accordance with the terms of the Voting and Exchange Agreement.

Voting, Conversion and Other Rights

Except as authorized by the Voting and Exchange Agreement, in the event of any liquidation, dissolution or winding up of the Company, the holder of Series B Preferred Stock shall not be entitled to receive any assets of the Company available for distribution to its stockholders.

Item 8.01. Other Events.

Effective October 1, 2015, the Company changed the location of its principal executive corporate office. The new address is 860 Conger Street, Eugene, Oregon 97402.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation of Series B Preferred Stock of Quest Solution, Inc.

4.1	$1,000,000 Subordinated Promissory Note, dated October 1, 2015, from Quest Solution, Inc. to Viascan Group, Inc.

4.2	$500,000 Subordinated Promissory Note, dated October 1, 2015, from Quest Solution, Inc. to Viascan Group, Inc.

4.3	$3,120,000 Secured Subordinated Convertible Promissory Note, from Quest Solution, Inc. to Jason F. Griffith

4.4	Second Amendment to Secured Subordinated Convertible Promissory Note, by and between Quest Solution, Inc. and David Marin

10.1	Sale of Accounts and Security Agreement, by and among Quest Marketing, Inc., Bar Code Specialties, Inc. and Faunus Group International, Inc.

10.2	Acquisition Agreement, by and among the Quest Solution, Inc., Quest Exchange, Ltd., Viascan Group, Inc. and ViascanQData

10.3	Exchangeable Share Support Agreement, between Quest Solution, Inc. and Quest Exchange, Ltd.

10.4	Voting Exchange Agreement, by and among the Quest Solution, Inc., Quest Exchange, Ltd., Viascan Group, Inc. and ViascanQData

10.5	Employment Agreement, by and between Quest Solution, Inc. and Gilles Gaudreault

10.6	Employment Agreement, by and between Quest Solution, Inc. and Jean-Paul Chartier

10.7	Employment Agreement, by and between Quest Solution, Inc. and Denis Kurdi

10.8	Employment Agreement, by and between Quest Solution, Inc. and Bertrand Martelle

10.9	First Amendment to Omnibus Settlement Agreement, by and between Quest Solution, Inc. and Kurt Thomet

10.10	Notice and Offer of Settlement under Amended and Restated Secured Subordinated Convertible Promissory Note, by and between Quest Solution, Inc. and George Zicman

10.11	Stock Redemption Agreement, by and between Quest Solution, Inc. and Jason F. Griffith

10.12	Security Agreement, by and between Quest Solution, Inc. and Jason F. Griffith

10.13	Second Amendment to Employment Agreement, by and between Question Solution, Inc. and Thomas O. Miller

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2015

QUEST SOLUTION, INC.

By:	/s/ Thomas O. Miller
Thomas O. Miller
President

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation of Series B Preferred Stock of Quest Solution, Inc.

4.1	$1,000,000 Subordinated Promissory Note, dated October 1, 2015, from Quest Solution, Inc. to Viascan Group, Inc.

4.2	$500,000 Subordinated Promissory Note, dated October 1, 2015, from Quest Solution, Inc. to Viascan Group, Inc.

4.3	$3,120,000 Secured Subordinated Convertible Promissory Note, from Quest Solution, Inc. to Jason F. Griffith

4.4	Second Amendment to Secured Subordinated Convertible Promissory Note, by and between Quest Solution, Inc. and David Marin

10.1	Sale of Accounts and Security Agreement, by and among Quest Marketing, Inc., Bar Code Specialties, Inc. and Faunus Group International, Inc.

10.2	Acquisition Agreement, by and among the Quest Solution, Inc., Quest Exchange, Ltd., Viascan Group, Inc. and ViascanQData

10.3	Exchangeable Share Support Agreement, between Quest Solution, Inc. and Quest Exchange, Ltd.

10.4	Voting Exchange Agreement, by and among the Quest Solution, Inc., Quest Exchange, Ltd., Viascan Group, Inc. and ViascanQData

10.5	Employment Agreement, by and between Quest Solution, Inc. and Gilles Gaudreault

10.6	Employment Agreement, by and between Quest Solution, Inc. and Jean-Paul Chartier

10.7	Employment Agreement, by and between Quest Solution, Inc. and Denis Kurdi

10.8	Employment Agreement, by and between Quest Solution, Inc. and Bertrand Martelle

10.9	First Amendment to Omnibus Settlement Agreement, by and between Quest Solution, Inc. and Kurt Thomet

10.10	Notice and Offer of Settlement under Amended and Restated Secured Subordinated Convertible Promissory Note, by and between Quest Solution, Inc. and George Zicman

10.11	Stock Redemption Agreement, by and between Quest Solution, Inc. and Jason F. Griffith

10.12	Security Agreement, by and between Quest Solution, Inc. and Jason F. Griffith

10.13	Second Amendment to Employment Agreement, by and between Question Solution, Inc. and Thomas O. Miller

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